SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 19,1999
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                          COMMISSION FILE NO.: 0-23126


                             RELIANCE BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


              Delaware                                 11-3187176
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 (State or other Jurisdiction of Incorporation      (IRS Employer or
                      organization)                 Identification No.)


                 585 Stewart Avenue, Garden City, New York 11530
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              (Address of principal executive officer) (Zip Code)


       Registrant's telephone number, including area code: (516) 222-9300
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Item 4.           Changes in Registrant's certifying Accountant.

              (a) On May 19, 1999, Reliance Bancorp,  Inc. (the "Company")
                  terminated   KPMG  LLP's   appointment   as  the   Company's
                  independent accountant.

                  The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the entire Board of Directors based upon such recommendation.

                  During the fiscal years ended June 30, 1997 and 1998 and the subsequent period through May 19, 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make references to the subject matter of the disagreements in connection with its report.KPMG LLP's audit report on the Company's financial statements did not contain, for either of the past two fiscal years, an adverse opinion or a disclaimer of opinion, nor was it qualified nor modified as to uncertainty, audit scope or accounting principles.

                  The Company has requested KPMG LLP to furnish it a letter, as promptly as possible, addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements and if not, stating the respects in which they do not agree. That letter is not yet available, but will be filed as an exhibit to an amendment to this report.

         (b) On May 19, 1999, the Company engaged Arthur Andersen LLP as the Company's principal accountant.




















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                                            SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                               By:       /s/ Raymond A. Nielsen
                                        ------------------------
                                        Raymond A. Nielsen
                                        President and
                                        Chief Executive Officer



Dated:    May 25, 1999
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